3.1 Amendment to Articles of Incorporation regarding change of name

                             CERTIFICATE OF AMENDMENT
                      TO THE ARTICLES OF INCORPORATION OF
                                THATLOOK.COM, INC.



We, the undersigned, Gerard A. Powell, President, and Charlie Lynn Trapasso,

Secretary, of thatlook.com, Inc., a Nevada corporation (the "Corporation"), do hereby certify:

                                    I

Pursuant to Section 78.390 of the Nevada Revised Statutes, the

Articles of Incorporation of the Corporation shall be amended as follows:


(i). A new second paragraph shall be added to Article IV as follows: In addition to its authorized class of common stock, the Corporation shall be authorized to issue a class of 30,000,000 shares of one mill ($0.001) par value preferred stock, inn such series and with such voting, dividend and other rights as the Board of Directors may determine.


(ii) Article V of the Company's Articles of Incorporation shall be amended to read as follows: The Board of Directors of this Corporation shall consist of at least three members and no more than nine members and, to the extent permitted under the laws of the State of Nevada, the directors shall have the authority to fill all vacancies on the Board of Directors and to appoint directors to fill all unfilled positions thereon.

                                    II

The foregoing amendments were adopted by the votes of the Company's Board of

Directors and the holders of a majority of the Company's outstanding common stock in accordance with Section 78.390 of the Nevada Revised Statutes.

                                   III

The number of shares entitled to vote on the amendments was 16,290,872.


                                    V

The number of shares voted in favor of each of the amendments was 11,865,890,

with none opposing and none abstaining.


                                         /s/Gerard A. Powell, President
                                         ------------------------------

                                         /s/Charlie Lynn Trapasso, Secretary
                                         -----------------------------------


                            STATE OF PENNSYLVANIA

COUNTY OF MONROE

On the 10th day of July, 2000, personally appeared before me, a Notary Public, Gerard A. Powell and Charlie Lynn Trapasso, who acknowledged that they are the President and the Secretary, respectively, of thatlook.com, Inc., and that they are authorized to and did execute the above instrument.



                                        /s/CHRISTINA COOKE,
                                        --------------------
                                        Notary Public
NOTARY PUBLIC
NOTARIAL SEAL
Allentown, Lehigh County
My commission Expires Oct. 2, 2000